Exhibit 1.1

                       CWCAPITAL COMMERCIAL FUNDING CORP.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2006-C1

                             UNDERWRITING AGREEMENT

                                                                December 6, 2006

WACHOVIA CAPITAL MARKETS, LLC
301 South College Street, DC-8
One Wachovia Center NC0166
Charlotte, North Carolina  28288

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street, 19th Floor
New York, New York 10013

DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, New York  10005

Ladies and Gentlemen:

      CWCapital Commercial Funding Corp., a Delaware corporation (the "Company"), intends to issue its COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the "Certificates"), in twenty-eight (28) classes (each, a "Class") as designated in the Prospectus Supplement (as defined in Section 9 below). Pursuant to this underwriting agreement (the "Agreement"), the Company further proposes to sell to Wachovia Capital Markets, LLC ("Wachovia Securities"), Citigroup Global Markets Inc. ("Citigroup") and Deutsche Bank Securities Inc. ("Deutsche", and each of Wachovia Securities, Citigroup and Deutsche individually, an "Underwriter" and, collectively, the "Underwriters") the Certificates set forth in Schedule I hereto (the "Offered Certificates") in the respective original principal amounts set forth in Schedule I. The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a segregated pool (the "Mortgage Pool") of one hundred sixty-six (166) mortgage loans (the "Mortgage Loans") having an approximate aggregate principal balance of $2,531,161,488 as of the Cut-Off Date secured by first liens on certain fee or leasehold interests in multifamily and commercial properties (the "Mortgaged Properties"). The Certificates will be issued on December 21, 2006 (the "Closing Date"), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2006 among the Company, Wachovia Bank, National Association, as master servicer (in such capacity, the "Master Servicer"), CWCapital Asset Management LLC, as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"). Fifty-eight (58) of the Mortgage Loans (the "CWCapital Mortgage Loans"), having an aggregate principal balance of $760,838,027 as of the Cut-Off Date, were acquired by the Company from CWCapital Mortgage Securities I LLC ("CWCMSI") and CWCapital Mortgage Securities III LLC ("CWCMSIII") pursuant to a mortgage loan purchase agreement, dated as of December 1, 2006 (the "CWCapital Mortgage Loan Purchase Agreement"), between CWCMSI, CWCMSIII, CWCapital LLC and the Company. Forty-one (41) of the Mortgage Loans (the "Wachovia Mortgage Loans"), having an aggregate principal balance of $696,604,492 as of the Cut-Off Date, were acquired by the Company from Wachovia Bank, National Association ("Wachovia") pursuant to a mortgage loan purchase agreement, dated as of December 1, 2006 (the "Wachovia Mortgage Loan Purchase Agreement"), between Wachovia and the Company. Twenty-three (23) of the Mortgage Loans (the "CGMRC Loans"), having an aggregate principal balance of $617,171940 as of the Cut-Off Date, were acquired by the Company from Citigroup Global Markets Realty Corp. ("CGMRC") pursuant to a mortgage loan purchase agreement, dated as of December 1, 2006 (the "CGMRC Mortgage Loan Purchase Agreement"), between CGMRC and the Company. Thirty-four (34) of the Mortgage Loans (the "Artesia Mortgage Loans"), having an aggregate principal balance of $280,939,029 as of the Cut-Off Date, were acquired by the Company from Artesia Mortgage Capital Corporation ("Artesia") pursuant to a mortgage loan purchase agreement, dated as of December 1, 2006 (the "Artesia Mortgage Loan Purchase Agreement") between Artesia and the Company. Eleven (11) of the Mortgage Loans (the "GACC Mortgage Loans"), having an aggregate principal balance of $189,608,000 as of the Cut-Off Date, were acquired by the Company from German American Capital Corporation ("GACC") pursuant to a mortgage loan purchase agreement, dated as of December 1, 2006 (the "GACC Mortgage Loan Purchase Agreement" and, together with the CWCapital Mortgage Loan Purchase Agreement, Wachovia Mortgage Loan Purchase Agreement, the CGMRC Mortgage Loan Purchase Agreement and the Artesia Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between GACC and the Company. Each of CWCapital, Wachovia, CGMRC, Artesia and GACC is referred to herein, individually, as a "Mortgage Loan Seller" and, together, as the "Mortgage Loan Sellers".

      Although the CWCapital Mortgage Loans were sold to the Trust Fund by CWCMSI and CWCMSIII, all references to Mortgage Loan Seller with respect to such Mortgage Loans will be deemed to refer to CWCapital LLC. Prior to this securitization, such Mortgage Loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to CWCMSI and CWCMSIII.

      Two separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to certain portions of the Trust Fund for federal income tax purposes. The Offered Certificates and the Mortgage Pool are described more fully in Schedule I hereto and in a registration statement furnished to you by the Company.

      Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

      1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters that:

      (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-132106) on Form S-3 for registration under the Securities Act of 1933, as amended (the "Act"), of mortgage pass-through certificates, including the Offered Certificates, which registration statement has become effective or has been deemed effective pursuant to Rule 430B, and copies of which, as amended to the date hereof, have heretofore been delivered to you. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with such rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement, dated December 6, 2006, to the prospectus, dated November 27, 2006, relating to the Offered Certificates and the method of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Offered Certificates set forth therein. Such registration statement, including the exhibits thereto and any information incorporated therein by reference, as amended on the date hereof is hereinafter called the "Registration Statement"; such prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 under the Act, is hereinafter called the "Base Prospectus"; such supplement to the Base Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 of the Act, is hereinafter called the "Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus". The Company shall make a good faith and reasonable effort to file the Prospectus within the time required under Rule 424 of the Act and, in the event that the Company fails to timely file the Prospectus, the Company shall file the Prospectus as soon as practicable thereafter. The Company will not, without your prior consent, file any other amendment to the Registration Statement or make any change in the Base Prospectus or the Prospectus Supplement until after the period during which a prospectus is required to be delivered to purchasers of the Offered Certificates under the Act (the "Prospectus Delivery Period"). The Company will file with the Commission within fifteen days of the issuance of the Offered Certificates a report on Form 8-K setting forth specific information concerning the Offered Certificates (the "Form 8-K").

      (b) As of or prior to the time when sales to purchasers of the Offered Certificates (other than the Class IO Certificates) were first made in accordance with Rule 159 of the Act, which was approximately 2:45 P.M. (New York City time) on December 6, 2006 (the "Non-IO Time of Sale") and as of or prior to the time when sales to purchasers of the Class IO Certificates were first made in accordance with Rule 159 of the Act, which was approximately 1:45 P.M. (New York City time) on December 8, 2006 (the "IO Time of Sale" and, together with the Non-IO Time of Sale, the "Time of Sale"), the Company had prepared and filed with the Commission the following information: (i) the Free Writing Prospectus, dated November 21, 2006, the first page of which is attached hereto as Exhibit A, (the "Preliminary FWP") which also contains within it a copy of the Base Prospectus, (ii) the first update to the Preliminary FWP, dated December 5, 2006, the first page of which is attached hereto as Exhibit B, (the "First Bloomberg"), and (iii) the second update to the Preliminary FWP, dated December 7, 2006, the first page of which is attached hereto as Exhibit C, (the "Second Bloomberg"). The Preliminary FWP, the First Bloomberg, the Second Bloomberg and any additional Disclosure Information (as defined in Section 9 below) delivered to the investors prior to the Time of Sale is collectively referred to as the "Time of Sale Information." If, subsequent to the date of this Agreement, the Company or the Underwriters determine that, as to the investors in one or more Classes of the Offered Certificates, such initial Time of Sale Information includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Underwriters terminate their old purchase contracts and enter into new purchase contracts with investors in such Classes of the Offered Certificates, then "Time of Sale Information" shall refer to all of the information conveyed to investors at the time of entry into the new purchase contract (each, a "Subsequent Time of Sale"), including any information that corrects such material misstatements or omissions ("Corrective Information"). The Preliminary FWP, the First Bloomberg and the Second Bloomberg are the only Issuer Free Writing Prospectuses (as defined in Section 9 below) prepared by or on behalf of the Company as of the date hereof.

      (c) As of the date hereof, when the Registration Statement became effective, as of the Time of Sale, when the Prospectus Supplement is first filed pursuant to Rule 424 under the Act, at the time of any Subsequent Time of Sale, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus Supplement is filed with the Commission, and on the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied, complies and will comply in all material respects with the applicable requirements of the Act and the rules thereunder, (ii) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain an untrue statement of a material fact and did not, does not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the initial Time of Sale Information did not (when evaluated as of the Time of Sale only), and the Time of Sale Information existing at any Subsequent Time of Sale, if any, will not, as of such Subsequent Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the Underwriter Supplied Information (as defined in Section 8(b) below), (B) the Mortgage Loan Sellers' Information (as defined in Section 8(a) below) or (C) the Transaction Party Information (as defined in Section 8(a) below). Any Issuer Information (as defined in Section 8(a) below) provided by the Company to any Underwriter as of the date hereof for inclusion in an Underwriter Free Writing Prospectus (as defined in Section 9 below), did not, as of the date that such Issuer Information was so provided, and does not, as of the date of this Agreement, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be in breach of this representation if the Company provided Issuer Information to the Underwriters, correcting such untrue statement or omission of a material fact contained in previously delivered Issuer Information, so long as the Company delivered the corrected information to the Underwriter at a reasonable time prior to the date hereof.

      (d) The Company is a corporation, duly organized, validly existing, qualified to do business and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as described in the Prospectus, and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement, and is conducting its business so as to comply in all material respects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

      (e) As of the date hereof, as of the Time of Sale, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, the Company has not received and is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

      (f) On or prior to the Closing Date, the Company will have entered into the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements; this Agreement has been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and this Agreement constitutes, and the Pooling and Servicing Agreement and Mortgage Loan Purchase Agreements will constitute, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or similar laws affecting the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provisions of this Agreement that purport to provide indemnification from securities law liabilities.

      (g) The Offered Certificates and the Pooling and Servicing Agreement: (i) conform in all material respects to the descriptions thereof contained in each of (A) the Prospectus, (B) the initial Time of Sale Information and (C) any Issuer Information (as may have been revised and corrected if such revised or corrected information was delivered a reasonable time prior to the Time of Sale) delivered to any Underwriter for inclusion in an Underwriter Free Writing Prospectus; and (ii) will conform in all material respects to the descriptions thereof in the Time of Sale Information (as constituted at any Subsequent Time of Sale). The Offered Certificates have been duly and validly authorized by the Company, and will, when duly and validly executed and authenticated by the Trustee and delivered to and paid for by the Underwriters in accordance with this Agreement and the Pooling and Servicing Agreement, be validly outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

      (h) As of the Closing Date, the representations and warranties of the Company set forth in Section 2.04 of the Pooling and Servicing Agreement will be true and correct.

      (i) Neither the issuance and sale of the Offered Certificates, nor the consummation of any other of the transactions contemplated herein, nor the fulfillment of any of the terms of the Pooling and Servicing Agreement or this Agreement, will result in the breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a material breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, or any statute, order or regulation applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects the ability of the Company to perform its obligations under each of this Agreement and the Pooling and Servicing Agreement.

      (j) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Offered Certificates,
(ii) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Offered Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Offered Certificates described in the Prospectus.

      (k) There has not been any material adverse change in the business, operations, financial condition, properties or assets of the Company since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Pooling and Servicing Agreement.

      (l) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement (other than income taxes, franchise taxes and recording and filing fees) and the execution, delivery and sale of the Offered Certificates have been or will be paid on or prior to the Closing Date.

      (m) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance of any other person, except for any retained servicing.

      (n) No authorization, approval or consent of or filing or registration with, any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates hereunder or the execution, delivery or performance by the Company of the Pooling and Servicing Agreement or this Agreement, except such as have been, or as of the Closing Date will have been, obtained or completed, as applicable, or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

      (o) The Company is not, and the issuance and sale of the Offered Certificates in the manner contemplated by the Prospectus will not cause the Company or the Trust Fund to be, subject to registration or regulation as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"); and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      (p) Upon delivery to the Underwriters of the Offered Certificates pursuant to this Agreement, each Underwriter will have good title to the Offered Certificates purchased by such Underwriter, in each case free and clear of liens granted by or imposed upon the Company.

      (q) The consideration received by the Company upon the sale of the Offered Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Offered Certificates.

      (r) The Company (i) will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters and (ii) is not selling the Offered Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company.

      (s) The transfer of the Mortgage Loans to the Trust and the sale of the Offered Certificates to each of the Underwriters, at the Closing Date, will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

      (t) The Company possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

      (u) The Company is not, as of the Time of Sale, and will not be, as of the Closing Date, an "ineligible issuer," as defined in Rule 405 under the Act.

      (v) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

      (w) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the delivery and sale of the Offered Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

      (x) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company reported the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and will report the sale of the Offered Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Offered Certificates. The consideration received by the Company upon the sale of the Offered Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Offered Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Offered Certificates to the Underwriters. In addition, the Company was solvent at all relevant times prior to, and was not rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund. The Company is not selling the Offered Certificates to the Underwriters and did not transfer the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

      2. Purchase and Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each of the Underwriters agrees severally, and not jointly, to purchase from the Company the principal or notional amount of each class of Offered Certificates under its name at the Purchase Price set forth in Schedule I hereto.

      3. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made on the date, location and time of delivery set forth in Schedule I hereto, which date and time may be postponed by agreement between the Underwriters and the Company (such date, location and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof in immediately available funds. Delivery of such Offered Certificates shall be made through the facilities of the depository or depositories set forth on Schedule I hereto. Any Offered Certificates not in book-entry form shall be registered in such names and in such denominations as any Underwriter, as applicable, may request not less than three full business days in advance of the Closing Date.

      The Company agrees to have the Offered Certificates, signed or in draft form, available for inspection, checking and packaging, as applicable, by the Underwriters in New York, New York, not later than the business day prior to the Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus and the Underwriters agree that all such offers and sales by them shall be made in compliance with all applicable laws and regulations. It is further understood that the Company, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Offered Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with the Company that sales of the Offered Certificates made by such Underwriter, as applicable, in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

      5. Agreements. The Company agrees with the several Underwriters that:

      (a) The Company will promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement affecting the Offered Certificates or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object until after the period in which a prospectus is required to be delivered to purchasers of the Offered Certificates under the Act. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be filed with the Commission in accordance with Rule 424 of the Act. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

      (b) If, at any time during the Prospectus Delivery Period, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

      (c) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of the Preliminary FWP and the Prospectus Supplement and any amendments and supplements thereto as the Underwriters may reasonably request.

      (d) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualification in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

      (e) The Loan Sellers shall share in the payment (allocated according to each Loan Seller's ratio of Mortgage Loans (the "Shared Expense Percentage") of all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel to the Company and the Purchasers; the fees, costs and expenses of the Trustee (to the extent permitted under the Pooling and Servicing Agreement, and except to the extent that another party is obligated to pay such amounts thereunder); the fees and disbursements of accountants for the Company; the cost and expenses in connection with the preparation, printing and filing of any offering documents; the preparation and printing of this Agreement and the delivery to the Purchasers of copies of the Private Placement Memorandum as each may reasonably request; the fees of the rating agencies rating the Privately Offered Certificates and the out-of-pocket expenses of each Purchaser incurred in connection with the purchase and sale of the Privately Offered Certificates; and any miscellaneous costs (the "Shared Expenses"). All Shared Expenses shall be paid or accrued on the Closing Date. For allocation purposes, Shared Expenses shall include estimates of those expenses for which invoices have not been received. To the extent any Loan Seller has paid any Shared Expense prior to the closing, such Loan Seller shall be reimbursed for such Shared Expense on the Closing Date. To the extent that Shared Expense invoices are presented after the Closing Date, such Shared Expenses shall be divided among the Loan Sellers in accordance with each Loan Seller's Shared Expense Percentage. Shared Expenses shall be reconciled and approved for payment within thirty (30) days of the Closing Date.

      (f) The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.

      6. Conditions to the Obligations of the Underwriters. The respective rights and obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions with respect to the Offered
Certificates:

      (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Prospectus Supplement shall have been filed with the Commission within the time period prescribed by the Commission.

      (b) The Company shall have delivered to you a certificate, dated the Closing Date, of any president or vice president of the Company to the effect that the signatory of such certificate has carefully examined this Agreement, the Free Writing Prospectus and the Prospectus and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, and (iv) nothing has come to his/her attention that would lead him/her to believe that the Free Writing Prospectus or Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (c) A good standing certificate regarding the Company from the Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

      (d) An officer's certificate, dated the Closing Date and signed by the secretary or an assistant secretary of the Company, to the effect that each individual who, as an officer or representative of the Company, signed this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Mortgage Loan Purchase Agreements or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such officer's certificate shall be accompanied by true and complete copies (certified as such by the secretary or an assistant secretary of the Company) of the organizational documents of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement, the Mortgage Loan Purchase Agreements and/or the Pooling and Servicing Agreement.

      (e) The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Company, a favorable opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters.

      (f) The Underwriters shall have received from in-house counsel for the Company, a favorable opinion, dated the Closing Date, that is satisfactory in form and substance to counsel for the Underwriters. Such opinion (a) may express counsel's reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement and (b) may be qualified as an opinion only on the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

      (g) The Underwriters shall have received from counsel of the Master Servicer, the Special Servicer and the Trustee a favorable opinion, dated the Closing Date, with respect to such matters as the Underwriters shall have reasonably requested and in form and substance satisfactory to counsel for the Underwriters, which will include an opinion as to the compliance of the disclosure with respect to each such party with the requirements of Regulation AB and that such disclosure does not contain an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein (in the case of any item comprising the Time of Sale Information, when read in connection with the other items comprising the Time of Sale Information delivered to investors in the Offered Certificates as of the applicable Time of
Sale), in light of the circumstances under which they were made, not misleading.

      (h) The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriters, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters.

      (i) The Underwriters shall have received from KPMG LLP, certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters stating in effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter, they have recalculated such numbers and percentages set forth in the Preliminary FWP, the First Bloomberg, the Second Bloomberg] and the Prospectus as the Underwriters may reasonably request and as are agreed to by KPMG LLP, compared the results of their calculations to the corresponding items in the Preliminary FWP, the First Bloomberg, the Second Bloomberg and the Prospectus, and found each such number and percentage set forth in the Preliminary FWP, the First Bloomberg, the Second Bloomberg and the Prospectus to be in agreement with the results of such calculations.

      (j) The Underwriters shall have received from counsel for each Mortgage Loan Seller a favorable opinion, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters.

      (k) All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto and thereto, shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such additional information, opinions, certificates and documents as they may reasonably request.

      (l) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Depositor or a Mortgage Loan Seller (including any of the Mortgage Loans) which such Underwriter concludes, in the reasonable judgment of such Underwriter, materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Time of Sale Information (excluding the Corrective Information) and the Prospectus.

      (m) At the Closing Date, the respective classes of Offered Certificates shall continue to have maintained ratings no lower than those set forth in
Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (individually and collectively, the "Rating Agency").

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, by telephone or by either telegraph or telecopier confirmed in writing.

      7. [Reserved].

      8. Indemnification and Contribution.

      (a) The Company will indemnify and hold harmless each Underwriter, its officers and directors, and each person, if any, who controls such Underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against:

            (i) any and all losses, claims, damages, costs, expenses or liabilities, joint or several, to which any such indemnified party may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, the Prospectus, the Diskette (as defined below) or any revision or amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,
      (ii) any untrue statement or alleged untrue statement of any material fact contained in (x) any Issuer Free Writing Prospectus (as defined in Section 9(e)(i) below) or (y) any "issuer information" (as defined in Rule 433(h) under the Act) ("Issuer Information") contained in (1) the Time of Sale Information, (2) any Underwriter Free Writing Prospectus (as defined in
      Section 9(b) below) prepared by or on behalf of such Underwriter, or (3) any other Free Writing Prospectus that is required to be filed pursuant to
      Section 9(e)(iii), Section 9(e)(iv) or Section 9(h) hereof (clauses (x) and (y) collectively, the "Issuer Disclosure Materials"), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein (when read in connection with the other initial Time of Sale Information or the other revised Time of Sale Information in connection with a Subsequent Time of Sale), in light of the circumstances under which they were made, not misleading, which untrue statement or omission referred to above in this clause (ii) was not corrected by information subsequently supplied by the Company to such Underwriter a reasonable period of time prior to the sale to the applicable investor of the Offered Certificates (including without limitation a contract of sale) or (iii) any untrue statement or omission of a material fact made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties set forth in the Time of Sale Information, the Prospectus Supplement, including the Master Tape, or Annex A thereto. The Company shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against such loss, claim, damage, liability, or action. Notwithstanding the foregoing, (i) the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with (A) the Underwriter Supplied Information (as defined in Section 8(b) below), (B) information regarding any Mortgage Loan Seller, the Mortgage Loans sold by such Mortgage Loan Seller to the Company, the related Mortgaged Properties or the Class AMP-E Certificates to the extent such information is covered by the related Mortgage Loan Seller in the indemnification agreement entered into between such Mortgage Loan Seller, the Depositor and the Underwriters (the information in clause
      (B) referred to herein as the "Mortgage Loan Seller Information"), (C) information regarding the Mortgage Loans that is contained in the Loan Detail (as defined below) or, to the extent consistent therewith, the Diskette or (D) information regarding the Trustee, the Master Servicer or the Special Servicer to the extent such information is covered by the Master Servicer, Special Servicer or Trustee in the indemnification agreement entered into between such party, the Depositor and the Underwriters (such information, the "Transaction Party Information") and
      (ii) such indemnity with respect to an untrue statement or omission of a material fact made in any Issuer Disclosure Materials that are part of the initial Time of Sale Information, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter or any officer or director of any Underwriter) asserting any such loss, claim, damage or liability based on a claim by a purchaser of the Offered Certificates, which are the subject thereof, if and to the extent that such loss, claim, damage or liability results from such person not receiving a copy of any subsequent Issuer Disclosure Materials correcting such untrue statement or omission of a material fact contained in any subsequent Issuer Disclosure Materials that are part of the Time of Sale Information so long as the Company delivered the corrected information to such Underwriter a reasonable time prior to the Time of Sale. This indemnity agreement will be in addition to any liability which the Company may otherwise have. "Loan Detail" shall mean the information set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to the Prospectus Supplement. "Diskette" shall mean the information set forth on the diskette attached to the Prospectus;

            (ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company or as otherwise contemplated by Section 8(a) hereof;

            (iii) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above; provided, however, the indemnity provided by this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto); and

            (iv) any breach of the representation and warranty in Section 1(u).

      (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to (A) the Underwriter Supplied Information provided by or relating to such Underwriter, which was not corrected by a subsequent Underwriter Supplied Information supplied to the Company by such Underwriter prior to the sale to the applicable investor of Offered Certificates (including without limitation a contract of sale), or (B) any untrue statement or alleged untrue statement of any material fact contained in any Free Writing Prospectus described in Sections 9(g) and 9(h) or omission or alleged omission to state in any such Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by a subsequent Free Writing Prospectus supplied to the Company by such Underwriter prior to the sale to the applicable investor of Offered Certificates (including without limitation a contract of sale); provided, that no Underwriter shall be obligated to so indemnify and hold harmless to the extent such losses, claims, damages, costs, expenses or liabilities arise out of or are based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission contained in or made in reliance on and in conformity with the Mortgage Loan Sellers' Information or the Transaction Party Information or (B) any errors in the mathematical calculations reflected in such Free Writing Prospectus to the extent such errors arise out of or are based upon errors in such Mortgage Loan Sellers' Information or the Transaction Party Information; provided, further, that no Underwriter shall be liable for any losses, claims, damages, costs, expenses or liabilities arising out of or based upon any untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) that arise out of or are based upon an error or omission in any Issuer Information supplied by the Company to the Underwriter, which error or omission in such Issuer Information was not corrected by information subsequently supplied by the Company to such Underwriter a reasonable period of time prior to the sale to the applicable investor of Offered Certificates (including without limitation a contract of sale). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the second to last paragraph of the cover page and in the seventh paragraph under the heading "Method of Distribution" in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity (other than any Free Writing Prospectus furnished to the Company by any Underwriter) (the "Underwriter Supplied Information"). Any Free Writing Prospectus furnished to the Company by a particular Underwriter shall relate exclusively to and be the several responsibility of such Underwriter, as applicable, and no other.

      (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under paragraph (a) or
(b) of this Section 8, except to the extent that it has been materially prejudiced by such failure and, provided, further, that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. Upon request of the indemnified party, the indemnifying party shall retain counsel satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party (which may be counsel representing the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Underwriters in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party, but only to the extent provided herein, from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, or, if such settlement (i) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, without the consent of the indemnified party.

      (d) If the indemnification provided for in paragraph (a) or (b) of this
Section 8 is applicable in accordance with its terms, but is unavailable or insufficient to hold harmless an indemnified party under such paragraph (a) or
(b) above, then in order to provide for just and equitable contribution, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, costs, expenses or liabilities referred to in such paragraph (a) or (b) above in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Offered Certificates or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, costs, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the issuance and sale of the Offered Certificates under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts received by such Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Underwriter on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this subsection (d).

      Notwithstanding anything to the contrary in this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act or the Exchange Act and each officer and director of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Act or the Exchange Act, each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph
(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

      Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts, commissions and other fees received by such Underwriter in connection with the offering of the Offered Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      The Underwriters' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the respective amount of Offered Certificates they have purchased hereunder, and not joint.

      9. Offering Communications; Free Writing Prospectuses.

      (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (i) is made in reliance on Rule 134 under the Act, (ii) is made in reliance on Rule 172 under the Act,
(iii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iv) constitutes a "free writing prospectus," as defined in Rule 405 under the Act (a "Free Writing Prospectus"). Without limitation thereby, without the prior written consent of the Company (which consent may be withheld for any reason), no Underwriter shall prepare, convey or deliver in connection with the initial offering of the Certificates any Free Writing Prospectus or "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Act ("ABS Informational and Computational Material" and together with any Free Writing Prospectus "Disclosure Information"), in reliance upon Rules 167 and 426 under the Act other than materials provided to it by the Company, including Issuer Free Writing Prospectuses; provided, that notwithstanding the foregoing, each Underwriter may use an Underwriter Free Writing Prospectus that does not include Issuer Information without obtaining the prior written consent of the Company.

      (b) Each Underwriter shall deliver to the Company:

            (i) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter or any affiliate thereof (each, an "Underwriter Free Writing Prospectus") that contains any Issuer Information by no later than two (2) business days prior to the date of first use thereof or such later date as may be agreed to by the Company; and

            (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Offered Certificates by no later than the later of (A) the date such final terms have been established for all classes of the Offered Certificates or (B) the date of first use.

      Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Company not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (B) the date of first use of such Free Writing Prospectus.

      (c) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 9(b) hereof will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates.

      (d) Each Underwriter represents and warrants to the Company that each Free Writing Prospectus (other than an Issuer Free Writing Prospectus) required to be provided by it to the Company pursuant to Section 9(b) hereof, when used in conjunction with any information delivered prior to the Time of Sale, did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective investor, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading and that each such Free Writing Prospectus complied with Rules 164, 167, 426 and 433, as applicable, under the Act; provided, however, that no Underwriter makes any representation or warranty to the extent such misstatements or omissions are based upon or arise out of an untrue statement or omission in the Issuer Information supplied by the Company to such Underwriter, the Mortgage Loan Seller Information or the Transaction Party Information, which information was not corrected by information subsequently supplied by the Company, the related Mortgage Loan Seller or the related Transaction Party to such Underwriter prior to the sale to such investor of the Offered Certificates (including without limitation, by means of a contract of sale).

      (e) The Company agrees to file with the Commission the following:

            (i) Any Free Writing Prospectus that constitutes an "issuer free writing prospectus," as defined in Rule 433(h) under the Act (each, an "Issuer Free Writing Prospectus");

            (ii) Any Free Writing Prospectus or portion thereof delivered by an Underwriter to the Company pursuant to Section 9(b) hereof (but not any subsequent Free Writing Prospectus containing only information prepared by or on behalf of an Underwriter on the basis of or derived from Issuer Information previously filed);

            (iii) Any Free Writing Prospectus or portion thereof that contains a description of the final terms of the Offered Certificates, after such terms have been established for all classes in the offering; and

            (iv) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

      (f) Any Free Writing Prospectus required to be filed pursuant to Section 9(e) hereof by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

            (i) any Free Writing Prospectus or portion thereof required to be filed that contains only a description of the final terms of the Offered Certificates may be filed by the Company within two (2) days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

            (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material may be filed by the Company with the Commission not later than the later of the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or two (2) business days after the date of first use of such Free Writing Prospectus; and

            (iii) any Free Writing Prospectus required to be filed pursuant to
      Section 9(e)(iv) hereof may, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four (4) business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

      (g) Each Underwriter (with the reasonable cooperation of the Company) shall file with the Commission any Free Writing Prospectus (other than a Free Writing Prospectus required to be delivered to the Company pursuant to Section 9(b)) that is neither an Issuer Free Writing Prospectus nor contains Issuer Information and that is used or referred to by such Underwriter or distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

      (h) Notwithstanding the provisions of Section 9(g) hereof, each Underwriter (with the reasonable cooperation of the Company, including, without limitation, providing any "CIK" and "CCC" information) shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four (4) business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

      (i) Notwithstanding the provisions of Sections 9(e) (other than 9(e)(iii)) and 9(g) hereof, neither the Company nor any Underwriter shall be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any offering participant other than the Company, if such information is included or incorporated by reference in the Prospectus or a Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof or (C) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

      (j) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by each such party shall contain the following legend:

      "The depositor filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-132106) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1.800.745.2063.

      (k) The Company and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 9 for a period of three (3) years following the initial bona fide offering of the Certificates.

      (l) In the event that the Company becomes aware, at any time between the Time of Sale or any Subsequent Time of Sale and the Closing Date, that any information in an Issuer Free Writing Prospectus or any Issuer Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the other applicable Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriters of such untrue statement or omission within one business day after discovery (except for any Underwriter that informed the Issuer of such untrue statement or omission) and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus"). In the event that, at any time between the Time of Sale or any Subsequent Time of Sale and the Closing Date, any Underwriter becomes aware that any Underwriter Free Writing Prospectus delivered thereby to an investor in any Offered Certificates contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the applicable Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Underwriter Free Writing Prospectus" and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company of such untrue statement or omission within one business day after discovery (unless the Company was the party that informed such Underwriter of such untrue statement or omission) and:

            (i) The Underwriters shall, if requested by the Company:

            (A) If the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus"), provided, that if an Underwriter Free Writing Prospectus and Issuer Free Writing Prospectus are both determined to be a Defective Free Writing Prospectus as a result of the same untrue statement or omission in each such document, then the Issuer shall prepare a single Corrected Free Writing Prospectus correcting both such Defective Free Writing Prospectuses;

            (B) Either (i) deliver the Corrected Free Writing Prospectus to each investor that received the Defective Free Writing Prospectus from such Underwriter prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (ii) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus from such Underwriter and has entered into a contract of sale, clearly identifying or highlighting the Corrective Information, and (x) notify in writing each such investor in a prominent fashion that the prior contract of sale with such investor has been terminated, and of such investor's rights as a result of termination of such agreement and (y) provide such investor with an opportunity to affirmatively agree in writing to purchase the Certificates on the terms described in the Corrected Free Writing Prospectus; and

            (C) Comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of the Commission's Securities Offering Reform Release No. 33-8591.

      (m) In the event that a Defective Free Writing Prospectus was an Issuer Free Writing Prospectus and the defective information was not Underwriter Supplied Information, Mortgage Loan Seller Information or Transaction Party Information and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriters for such costs. Each Underwriter covenants with the Company that, upon reasonable request, it will make available to the Company such personnel as are familiar with the Underwriter's compliance procedures for the purpose of answering questions concerning the Underwriter's practices and procedures for the preparation and dissemination of written materials concerning the Offered Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

      (n) Each Underwriter covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

      (o) Each Underwriter further represents and warrants that it has offered and sold Offered Certificates only to, or directed at, persons who (i) are outside the United Kingdom; (ii) have professional experience in participating in unregulated collective investment schemes; or (iii) are persons falling within Article 22(2)(a) through (d) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001.10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given to the Company prior to delivery of and payment for all Offered Certificates if prior to such time (i) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (ii) there shall have occurred any material outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Offered Certificates.

      11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Sections 5(e), 8, 9 and 12 hereof shall survive the termination or cancellation of this Agreement.

      12. Obligations of CWCapital LLC. CWCapital LLC agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each of their respective officers, directors and any other person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, to indemnify and hold harmless the Underwriters against any failure by the Company to perform its obligations to the Underwriters and their respective officers, directors and control persons pursuant to Section 8 hereof.

      13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to them at the addresses set forth on the cover page hereof; or, if sent to the Company will be mailed, delivered or either telegraphed or transmitted by telecopier and confirmed to it at 1540 Broadway, New York, New York 10036, Attention: Craig Lieberman, with a copy to Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Anna Glick, Esq.

      14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.15. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof concerning conflict of laws. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                        Very truly yours,

                                        CWCAPITAL COMMERCIAL FUNDING CORP.

                                        By: /s/ Robert Restrick
                                           -------------------------------------
                                           Name: Robert Restrick
                                           Title: Senior Vice President

Confirmed and accepted in New York, New York as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ H. Royer Culp, Jr.
   -------------------------------------
   Name: H. Royer Culp, Jr.
   Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Angela J. Vleck
   -------------------------------------
   Name: Angela J. Vleck
   Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By: /s/ Helaine M. Kaplan
   -------------------------------------
   Name: Helaine M. Kaplan
   Title: Managing Director

By: /s/ Mary Brundage
   -------------------------------------
   Name: Mary Brundage
   Title: Director

Acknowledged and Agreed with respect to
  Section 12 hereof:

CWCAPITAL LLC

By: /s/ Paul A. Sherrington
   -------------------------------------
   Name: Paul A. Sherrington
   Title: Senior Vice President
          Assistant General Counsel

                                   SCHEDULE I

Underwriting Agreement, dated December 6, 2006.

Title and Description of Offered Certificates: CWCapital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates Series 2006-C1

                     Initial Aggregate
      Class           Principal Amount        Purchase        Initial Pass-
   Designation            of Class             Price(1)        Through Rate         Ratings(2)
----------------    -------------------     -------------    ----------------     --------------
Class A-1                 $47,257,000          99.9980%          5.0430%             AAA/AAA
Class A-2                $358,727,000         100.4959%          5.1740%             AAA/AAA
Class A-AB               $137,993,000         100.4996%          5.2230%             AAA/AAA
Class A-3                $102,115,000         100.4954%          5.3110%             AAA/AAA
Class A-4                $734,613,000         100.4977%          5.2230%             AAA/AAA
Class A-1A               $400,908,000         100.4945%          5.1990%             AAA/AAA
Class IO               $2,469,093,000           5.2471%          0.7400%             AAA/AAA
Class A-M                $254,516,000         100.4950%          5.2540%             AAA/AAA
Class A-J                $209,976,000         100.4931%          5.2890%             AAA/AAA
Class B                   $50,903,000         100.4967%          5.3590%              AA/AA
Class C                   $28,633,000         100.4929%          5.3980%             AA-/AA-
Class D                   $34,996,000         100.4969%          5.4380%               A/A

----------
(1) Expressed as a percentage of the aggregate stated amount of the relevant class of Offered Certificates to be purchased.
(2) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.

Closing Time, Date and Location: 10:00A.M. on December 21, 2006 at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281.

Issuance and Delivery of Certificates: The Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company.

                                   SCHEDULE II

                  Wachovia Capital      Citigroup Global     Deutsche Bank Securities,
  Class             Markets, LLC           Markets Inc.                 Inc.
---------         ----------------      ----------------     -------------------------
Class A-1          $   22,753,262          $  16,278,264          $   8,285,474
Class A-2          $  172,502,971          $ 123,413,029          $  62,816,000
Class A-AB         $   66,804,196          $  47,793,427          $  24,326,377
Class A-3          $   49,171,223          $  35,178,348          $  17,905,428
Class A-4          $  347,993,579          $ 248,963,490          $ 126,719,931
Class A-1A         $  192,784,087          $ 137,922,657          $  70,201,256
Class IO           $1,217,156,197          $ 870,784,615          $ 443,220,676
Class A-M          $  121,715,548          $  87,078,410          $  44,322,042
Class A-J          $  100,415,471          $  71,839,792          $  36,565,737
Class B            $   24,343,013          $  17,415,613          $   8,864,373
Class C            $   13,692,735          $   9,796,132          $   4,986,133
Class D            $   16,736,152          $  11,973,471          $   6,094,377

                                    EXHIBIT A

                                 [See attached.]